EXHIBIT 99.1

USPTO Issues Notice of Allowance in Connection with CardioGenics’ Self-Metering Cartridge Patent Application

Self-Metering Cartridge is a Key Component of CardioGenics’

Ultra-Sensitive QL Care™ Analyzer

MISSISSAUGA, Ontario – February 17, 2015 – CardioGenics Holdings Inc. (OTCQB: CGNH), developer of the ultra-sensitive QL Care™ analyzer, an immunoassay point-of-care analyzer, and other products for the In-Vitro-Diagnostics (“IVD”) testing market, announced today that the United States Patent & Trademark Office (“USPTO”) has issued a Notice of Allowance with respect to certain patent claims contained in its patent application for the self-metering cartridge to be utilized in the Company’s QL Care™ analyzer. The Notice of Allowance, which is the USPTO’s notice to the Company that the allowed patent claims are entitled to patent protection, now clears the way for the issuance of the patent for the self-metering cartridge, upon payment of the applicable patent issuance fees.

CardioGenics’ self-metering cartridge is a disposable pre-loaded test cartridge that allows the QL Care™ analyzer to analyze blood samples without the need for an independent metering mechanism, as the cartridge automatically deposits an accurate amount of whole blood necessary for each test into the cartridge’s reaction chamber. This provides the QL Care™ analyzer with the quality advantages required for point-of-care analyzers to deliver quantitative testing results of laboratory quality. Point-of-care analyzers that do not utilize self-metering cartridges must instead utilize manual metering of the blood samples, or rely on passive fluid movements, both of which are time-consuming, sometimes inaccurate and add to testing costs.

The self-metering cartridge will be used for all tests on the QL Care™ analyzer, including the Company’s upcoming Troponin-I test, which addresses a $600+ million testing market, as well as the Company’s planned heart failure tests, which address a $1+ billion testing market.

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Dr. Yahia Gawad, Chief Executive Officer of CardioGenics, commented, “We are extremely pleased that the USPTO has issued its Notice of Allowance with respect to the self-metering cartridge for our QL Care™ analyzer. We will now complete our submission and await the issuance of the patent for this important addition to CardioGenics’ patent portfolio.”

ABOUT CARDIOGENICS HOLDINGS INC.

Through its operating subsidiaries, the Company develops ultra-sensitive analyzers and other products targeting the immunoassay segment of the IVD testing market. It has developed the QL Care™ Analyzer, a proprietary and ultra-sensitive Point-Of-Care immunoanalyzer, which will run a number of diagnostic tests under development, the first of which will be a series of cardiovascular diagnostic tests. As part of its core proprietary technology, the Company has also developed a proprietary method for silver coating paramagnetic microspheres (a fundamental component of immunoassay equipment), which improve instrument sensitivity to light. The Company’s proprietary microspheres technology and SAVASpheres™ magnetic beads are developed and marketed through the Company’s LuXSpheres subsidiary. The Company’s principal offices are located in Mississauga, Ontario, Canada. For more information please visit www.cardiogenics.com and www.luxspheres.com.

Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “should,” “plan,” “projected,” “intend,” and similar expressions to identify forward-looking statements. These statements are based on the Company’s beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company’s current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company’s periodic filings with the Securities and Exchange Commission.

For more information about CardioGenics:

CardioGenics Holdings Inc.

Joseph J. Nese

Tel: 1.516.428.4200

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